News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas to Attend Green Marine Forum in Copenhagen, Denmark

Leading Trade Conference for Northern European Shipping & Port Organizations

TAMPA, FL – May 23, 2018 — MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today that the Company will participate in the Green Maritime Forum in Copenhagen, Denmark. This forum is a leading event in Europe for innovation and environmentally conscious maritime enterprises. The forum will be held on Tuesday, June 19th. More information can be found at the Green Marine website link: https://www.greenmaritimeforum.com/about/event/

“We appreciate the invitation and look forward to participating in another premier Green Marine environmental forum,” commented Ermanno Santilli, CEO of MagneGas. “Our experience in Hamburg, Germany, at the recent Green Marine Forum last month, was very productive from a business development standpoint. We met more than a dozen executives from ports throughout Europe. We are also pleased to report that we generated significant follow on interest from multiple port authorities and we are coordinating follow up meetings for late June. We are highly confident that our waste-to-energy solutions and renewable metal cutting fuel technologies are highly compatible with the overall green initiatives set forth by many of the leading European port authorities today.”

“The Green Marine Forum has proven an excellent venue for generating meaningful business development opportunities,” commented Scott Mahoney, CFO of MagneGas. “This event is an effective and efficient use of our time, in that we are able to directly market our technology to hundreds and even thousands of potential commercial clients. By marketing our solutions to the leading ports, we also build political and regulatory support, which can unlock access to commercial operators located in and directly nearby these ports. Our plan is to aggressively monetize the economic opportunity derived from business development initiatives such as these, which we believe represent highly scalable and profitable growth opportunities in the months and years ahead.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, Trico Welding Supply and Complete Welding of San Diego. ESSI has 3 locations in Florida, Green Arc 2 locations in Texas and one location in Louisiana, Trico has two locations in northern California, and Complete Welding has one location in southern California. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.